Exhibit 10.4

$ 28,190,477.00

PROMISSORY NOTE

THIS PROMISSORY NOTE (this “Note”) is made in Nashville, Tennessee, as of June 28, 2013 (the “Effective Date”) in the principal amount of Twenty-Eight Million One Hundred Ninety Thousand Four Hundred Seventy-Seven and 00/100 Dollars ($28,190,477.00).

RECITALS

A. This Note is made by GGT CRESCENT COOL SPRINGS TN VENTURE, LLC , a Delaware limited liability company (“Borrower”), and is payable to the order of FIFTH THIRD BANK, an Ohio banking corporation, its successors and assigns (“Lender”), pursuant to the terms and conditions set forth in that certain Construction Loan Agreement dated as of even date herewith by and between Borrower and Lender (the “Loan Agreement”). The amount disbursed by Lender to Borrower, repayment of which is evidenced by this Note, is referred to as the “Loan”.

B. This Note is secured, among other items, by (i) a certain Construction Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents (the “Security Instrument”), dated of even date herewith, executed and delivered by Borrower for the benefit of Lender, encumbering certain interests in real and personal property as more particularly described as the Mortgaged Property in the Security Instrument (the “Property”), and (ii) certain other documents securing repayment of this Note, including, without limitation, a Guaranty of Payment of even date herewith from Crescent Communities, LLC, a Delaware limited liability company (the “Guarantor”) for the benefit of Lender (the “Payment Guaranty”), and (iii) a Guaranty of Completion of even date herewith from Guarantor for the benefit of Lender (the “Completion Guaranty”). All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Instrument and other Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

1. Agreement to Pay.

A. Maturity Date. Borrower hereby promises to pay to the order of Lender the principal sum of Twenty-Eight Million One Hundred Ninety Thousand Four Hundred Seventy-Seven and 00/100 Dollars ($28,190,477.00), or so much thereof as may be outstanding hereunder, in lawful money of the United States of America on or before the earlier of June 28, 2016 (the “Maturity Date”) or upon acceleration of the Note, subject to two (2) successive extensions of the Maturity Date of twelve (12) months each to June 28, 2017, and June 28, 2018, respectively, on the terms and conditions provided herein, together with interest thereon at the rate or rates hereinbelow set forth. After any such extension, the term “Maturity Date” as used in this Note shall mean the date to which the maturity of this Note has been extended.

B. Interest Rate. Interest on the Loan shall accrue on the outstanding principal balance of this Note from the date of the initial disbursement through the Maturity Date, at an annual rate equal to the Adjusted LIBOR Rate (as hereinafter defined).

2. Defined Terms. In addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings when used in this Note. All capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

A. “Adjusted LIBOR Rate” shall mean a rate per annum equal to two and one-half percent (2.50%) plus the LIBOR Rate for the Interest Period.

B. “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Nashville, Tennessee.

C. “Default” shall mean when used in reference to this Note or any other Loan Document, or in reference to any provision or obligation under this Note or any other Loan Document, the occurrence of an event or the existence of a condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Note or such other Loan Document, as the case may be.

D. “Default Rate” as defined in Section 5 hereof.

E. “Event of Default” shall mean (i) when used in reference to this Note, one or more of the events or occurrences referred to in Section 11 of this Note; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.

F. “Interest Period” shall mean a period of one month.

G. “Interest Rate” shall mean the Adjusted LIBOR Rate.

H. “Interest Rate Determination Date” shall mean, for the initial disbursement of the Loan, the date of such disbursement, and for all other purposes, the second (2nd) Business Day prior to the next successive Interest Period.

I. “LIBOR Rate” shall mean, the rate of interest rounded upwards, if necessary, to the next 1/16 of one percent (1%) and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances fixed by the British Banker’s Association at 11:00 a.m., London time, relating to quotations of the one month London Inter-Bank Offered Rates on U.S. Dollar deposits as published on Bloomberg LP, or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by the Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any successor) as determined by Lender at approximately 10:00 a.m., Cincinnati, Ohio time on the relevant date of determination. The LIBOR Rate shall initially be determined as of the date of the initial advance of funds to Borrower under this Note and shall be effective until the first Business Day of the month following the one month period after the initial advance. The LIBOR Rate shall be adjusted automatically on the first Business Day each one month thereafter, commencing on the first Business Day of the month following the expiration of the initial LIBOR Rate determination under this Note. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed.

3. Computation of Interest. Moneys deposited by Lender in an escrow shall be deemed to have been disbursed as of, and shall bear interest from, the date of deposit in escrow. Interest on this Note shall be payable for the day a disbursement of proceeds of the Loan is made. Regularly scheduled payments of interest on this Note shall include interest accrued to but not including the day on which the payment is made. Payments of principal on this Note shall include interest on the amount paid to but not including the date of payment if payment is received prior to 2:00 P.M. Central Time, and if payment is received after such time, payment of principal on this Note shall include interest to and including the day of payment.

A. Special Provisions Governing LIBOR Rate Loans.

(i) Lender shall determine (which determination shall conclusively be deemed to be correct absent manifest error) the Adjusted LIBOR Rate which shall apply to this Note for each Interest Period and shall promptly give notice thereof to Borrower. If on any Interest Rate Determination Date Lender is unable, after good faith efforts, to obtain the applicable LIBOR Rate quotations, Lender shall give Borrower prompt notice thereof and the Loan shall bear interest at a reasonably comparable rate of interest as determined by Lender. Borrower shall have the right at any time to request Lender to provide a good faith estimate of the then current LIBOR Rate quotation and Lender shall promptly provide such estimate.

(ii) If, with respect to any Interest Period, (i) any change occurs in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, legislation or order) affecting the London Interbank Eurodollar market for such Interest Period or (ii) other circumstances affecting the London Interbank Eurodollar market for such Interest Period results in the then applicable Adjusted LIBOR Rate not adequately reflecting the cost to Lender of making, funding or maintaining the Loan, Lender may give notice thereof to Borrower, whereupon until Lender has determined that the circumstances giving rise to such inadequacy no longer exist, (A) the right of Borrower to elect to have any portion of the Loan bear interest at the Adjusted LIBOR Rate shall be suspended for such Interest Period, and (B) the Loan shall bear interest at a reasonably comparable rate as determined by Lender by notice to Borrower.

(iii) In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to the LIBOR Rate, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for Lender to fund or maintain its funding in Eurodollars of any portion of the advance subject to the LIBOR Rate or otherwise to give effect to Lender’s obligations as contemplated hereby: (i) Lender may, by written notice to Borrower, declare Lender’s obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, and interest shall from and after such date be calculated at a reasonably comparable rate as determined by Lender by notice to Borrower, and interest shall be paid on the first (1st) day of each calendar month. Borrower hereby agrees to reimburse and indemnify Lender from all increased costs or fees incurred by Lender subsequent to the date hereof relating to the offering of rates of interest based upon the LIBOR Rate. Borrower’s right to utilize LIBOR Rate index pricing as set forth in this Note shall be terminated automatically if Lender, by telephonic notice, shall notify Borrower that one month LIBOR deposits are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstance affecting such Market, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits. In such event, amounts outstanding hereunder shall bear interest at a rate equal to a reasonably comparable rate as determined by Lender by notice to Borrower.

(iv) If any amount under this Note is repaid on a day other than the last day of the applicable Interest Period, or becomes payable on a day other than the last day of the applicable Interest Period due to acceleration or otherwise, Borrower shall pay, on demand by Lender, such amount (as determined by Lender) as is required to compensate Lender for any losses, costs or expense which Lender may incur as a result of such payment or acceleration, including, without limitation, any loss, cost or expense (including loss of profit) incurred by reason of liquidation or reemployment of deposits of other funds acquired by Lender to fund or maintain such amount bearing interest at the Interest Rate (collectively, the “Additional Costs”). Lender’s reasonable determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

(v) If either (A) the introduction of or any change in (or a change in the authoritative interpretation of) any law or regulation regarding capital adequacy or (B) compliance by Lender with any guideline from any central bank or other governmental body regarding capital adequacy (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) has the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to fund or maintain the Loan at the LIBOR Rate to a level below that which such Lender would have achieved but for such introduction, change or compliance, then, upon demand by Lender, Borrower shall, within five (5) Business Days following Borrower’s receipt of the statement described below, pay to such Lender additional amounts sufficient to compensate such Lender for such reduction. Lender shall deliver to Borrower a written statement of such amounts promptly after the same have been determined, and such statement shall conclusively be deemed to be correct absent manifest error.

4. Payment Terms.

A. Commencing on the first day of the month following the first Disbursement under the Loan, and on the first day of each successive month thereafter, to and including the first day of June, 2016, Borrower shall make payments to Lender of interest on the outstanding principal balance of the indebtedness evidenced by this Note.

B. In the event the Borrower exercises an extension option, then, in addition to monthly interest payments, monthly payments of principal shall be due and payable based on a thirty (30) year amortization schedule and an assumed interest rate of six and one half percent (6.50%) per annum. The outstanding principal balance of the Loan, plus accrued but unpaid interest, shall be due and payable on the extended maturity date (the “Extended Maturity Date”).

C. The Loan shall be due and payable, and Borrower hereby promises to pay the outstanding principal amount of the Loan to Lender, together with all accrued interest thereon then remaining unpaid and all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents, on the Maturity Date, subject to earlier prepayment as provided in Section 9 hereof, or as otherwise provided herein or in any other Loan Document.

5. Late Payments; Default Rate; Fees. If any payment due hereunder (whether by acceleration or otherwise) is not paid within ten (10) days of the date when due under this Note, Borrower agrees to pay to Lender a late payment fee of five percent (5%), with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by three percentage points (3%) (the “Default Rate”), whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

6. Intentionally Omitted.

7. Maximum Interest Rate. Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Borrower and Lender that Lender shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal without penalty or premium and treated hereunder as such; and if the principal of the indebtedness evidenced hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrower. In determining whether or not interest of any kind payable hereunder exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-

principal payment as an expense, fee or premium rather than as interest, and (b) amortize, prorate, allocate and spread such payment so that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Lender shall refund to Borrower the amount of such excess. Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

8. Prepayment. This Note may be prepaid, either in whole or in part, without penalty or premium, so long as Borrower gives Lender five (5) days prior written notice to Lender and such prepayment is accompanied by a simultaneous payment of the Additional Costs described in Section 3A(iv) above, plus accrued interest on the portion of the Loan being prepaid through and including the date of prepayment (unless less than all of the principal amount of the Loan is being prepaid, in which case such interest shall be due and payable on the next scheduled interest payment date). No amount prepaid on this Note may be borrowed again.

9. Extension of Maturity Date. Borrower shall have two (2) successive options to extend the Maturity Date for two (2) successive twelve (12) month periods, the first such period to expire June 28, 2017, and the second to expire June 28, 2018, subject to the following terms and conditions (for each extension):

A. No Default or Event of Default under this Note or any of the other Loan Documents has occurred and is continuing as of the date notice of an extension is received by Lender or on the then current Maturity Date; and

B. Borrower shall give Lender not less than thirty (30) days, no more than sixty (60) days written notice in advance of the then current Maturity Date of its election to exercise such extension; and

C. Borrower shall pay to Lender an extension fee in the amount of 0.25% of the then outstanding balance of this Note, plus any future unfunded committed balance available under the Loan for each extension; and

D. The Project must achieve a DSCR (i) for the first extension option, of 1.25 to 1.00, measured as of the first day of the 36th month of the initial term of the Loan, and (ii) for the second extension option, 1.30 to 1.00, measured as of the first day of the 12th month of the first extension option; and

E. The outstanding balance of the Loan, plus any future unfunded committed balance available under the Loan, must not exceed 65% of the then current value of the Project, as determined by Lender.

10. Intentionally Omitted.

11. Default and Remedies.

A. An “Event of Default” shall occur under this Note upon the occurrence of (a) the failure of Borrower to make any principal or interest payment owing hereunder on the date which is ten (10) days after the date when due, (b) the failure by Borrower to pay any other amount payable to Lender under this Note within ten (10) days after the date when any such payment is due in accordance with the terms hereof or thereof, (c) a breach by Borrower of any of the covenants, agreements, representations, warranties or other provisions hereof, which is not cured within the grace or cure period, if any, applicable thereto, or (d) the occurrence of any Event of Default under any of the other Loan Documents. An Event of Default under this Note shall also be deemed an Event of Default under the other Loan Documents.

B. If an Event of Default has occurred and is continuing, Lender shall have the option, without demand or notice, other than specified herein or in the other Loan Documents, to declare the unpaid principal of this Note, together with all accrued interest, prepayment premium, if any, and other sums secured by the Security Instrument, Loan Agreement, or other Loan Documents, at once due and payable to the extent permitted by law, to foreclose the Security Instrument and the other liens or security interests securing the payment of this Note, and to exercise any and all other rights and remedies available at law or in equity under the Security Instrument or the other Loan Documents.

C. The remedies of Lender, as provided herein or in the Security Instrument or any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

12. Costs and Attorneys’ Fees. If any Event of Default under this Note shall occur, or if Lender incurs any expenses or costs in connection with the protection or realization of any collateral, whether or not suit is filed thereon or on any instrument granting a security interest in said collateral, Borrower promises to pay all costs of collection of every kind, including but not limited to all appraisal costs, reasonable attorneys fees, court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

13. Waiver. Borrower, and each surety and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that his or its liability and the liability of his or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that the Lender shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment.

14. Notices. All notices or other communications required or permitted hereunder shall be delivered in the manner set forth in the Loan Agreement.

15. Application of Payments. All payments on account of the indebtedness evidencing the Note shall first be applied to late charges and costs and fees incurred by Lender in enforcing its rights hereunder or under the Security Instrument and the other Loan Documents, second to accrued interest on the unpaid principal balance, and third to reduce unpaid principal inverse chronological order of maturity. All payments shall be applied in the manner set forth in this Section 15.

16. Intentionally Omitted.

17. Miscellaneous.

A. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

B. All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment; provided that a check will be deemed sufficient payment so long as it clears when presented for payment. Each payment of principal or interest under this Note shall be paid not later than 2:00 P.M. Central Time on the date due therefor and funds received after that hour shall be deemed to have been received by Lender on the following Business Day. If any payment of principal, interest or any other amount due under this Note shall become due on a day which is not a Business Day, the due date for such payment shall be automatically extended to the next succeeding Business Day, and, in the case of a principal payment, such extension of time shall be included in computing interest on such principal. Lender is hereby authorized to charge any account of Borrower maintained with Lender for each payment of principal, interest and other amounts due under this Note, when each such payment becomes due. All amounts payable under this Note and the other Loan Documents shall be paid by Borrower without offset or other reduction.

C. This Note has been made and delivered at Nashville, Tennessee, and all funds disbursed to or for the benefit of Borrower will be disbursed in Nashville, Tennessee.

D. The obligations and liabilities under this Note of Borrower shall be binding upon and enforceable against Borrower and its heirs, legatees, legal representatives, successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender, its successors and assigns.

E. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

F. If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns.

G. Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, the Lender may at any time sell one or more participations in the Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

H. Time is of the essence of this Note and of each and every provision hereof.

I. This Note, together with the other Loan Documents, sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Note, and there are no covenants, promises, agreements, conditions or understandings, either oral or written between them relating to the subject matter of this Note or other than as are set forth herein and in the other Loan Documents. This Note and the other Loan Documents supersede all prior written and oral commitments and agreements relating to the Loan. Borrower acknowledges that it is executing this Note without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein or in the other Loan Documents.

J. This Note and each provision hereof may be modified, amended, changed, altered, waived, terminated or discharged only by a written instrument signed by the party sought to be bound by such modification, amendment, change, alteration, waiver, termination or discharge.

K. Each party to this Note and the legal counsel to each party have participated in the drafting of this Note, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note.

L. Borrower certifies that the proceeds of this Loan are to be used for business purposes.

18. Choice of Laws. This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

19. JURY WAIVER. BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR

OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

20. JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE SHALL BE LITIGATED IN THE CIRCUIT COURT OF DAVIDSON COUNTY, TENNESSEE, OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE, SITTING IN NASHVILLE, TENNESSEE, OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS. BORROWER WAIVES ANY CLAIM THAT DAVIDSON COUNTY, TENNESSEE, OR THE MIDDLE DISTRICT OF TENNESSEE, SITTING IN NASHVILLE, TENNESSEE, IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

21. Loan Fee. In consideration of Lender’s agreement to make the Loan, Borrower shall pay to Lender a non-refundable fee in the amount of One Hundred Forty Thousand Nine Hundred Fifty Two and 00/100 Dollars ($140,952.00), which shall be due and payable in full as a condition precedent to the first disbursement of proceeds under this Note.

22. Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

23. Intentionally Deleted.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed, sealed and delivered this Note as of the date and year first above written.

BORROWER:

GGT Crescent Cool Springs TN Venture, LLC,
a Delaware limited liability company

By:	Crescent Cool Springs Venture, LLC,
a Delaware limited liability company
Its Operating Member

	By:	Crescent Communities, LLC,
a Georgia limited liability company
Its Manager

		By:	/S/ Brian J. Natwick
Brian J. Natwick
President Multifamily Division

STATE OF North Carolina	)
	)	SS.
COUNTY OF Mecklenburg	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Brian J. Natwick, the President Multifamily Division, of Crescent Communities, LLC, a Georgia limited liability company, the manager of Crescent Cool Springs Venture, LLC, a Delaware limited liability company, the operating member of GGT Crescent Cool Springs TN Venture, LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 27th day of June, 2013.

/S/ Davette H. Harper
Notary Public

My Commission Expires:

November 27, 2016